Exhibit 99

RESIDEO ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2019 RESULTS

Provides 2020 Full-Year Outlook and Update on Financial and Operational Review

Fourth-Quarter Highlights

- Net Revenue of $1.3 billion, up 3% year-over-year on a GAAP basis and 4% on a constant currency basis

- Adjusted EBITDA of $104 million, down $34 million year-over-year; adjusted EBITDA of $139 million excluding Honeywell reimbursement agreement cash payments

- GAAP Net Loss of $9 million; adjusted Net Income of $48 million, or $83 million excluding Honeywell reimbursement agreement cash payments

- GAAP EPS of ($0.07); adjusted EPS of $0.39

Full-Year Highlights

- Net Revenue of $5.0 billion, up 3% year-over-year on a GAAP basis and 5% on a constant currency basis

-Adjusted EBITDA of $362 million; adjusted EBITDA of $502 million excluding Honeywell reimbursement agreement cash payments

-GAAP Net Income of $36 million; adjusted Net Income of $135 million, or $275 million excluding Honeywell reimbursement agreement cash payments

-GAAP EPS of $0.29; adjusted EPS of $1.10

AUSTIN, Texas, Feb. 26, 2020 – Resideo Technologies, Inc. (NYSE: REZI), a leading global provider of home comfort and security solutions, today reported fourth-quarter and full-year 2019 financial results for the period ended Dec. 31, 2019.

“While our full-year 2019 results were impacted by a number of challenges in our Products & Solutions business, we are taking proactive steps to drive improved performance,” said Mike Nefkens, president and CEO of Resideo. “Our fourth quarter results were driven by ongoing strong execution in our ADI Global Distribution business, where robust global revenue trends and disciplined cost management are driving adjusted EBITDA growth and profit margin expansion. We also experienced better than anticipated business mix and cost performance in our Products & Solutions business during the fourth quarter.”

Andy Teich, lead independent director of Resideo, continued, “We understand the issues that impacted our Products & Solutions business in the second half of 2019, and we are actively working to improve performance. In particular, under the leadership of Sach Sankpal, who became the president of the Products & Solutions business in Jan. 2020, we are in the process of redesigning our new product introduction process, focusing on our value engineering initiatives to lower product costs for our existing platforms, and enhancing our product management capabilities. We are confident that these initiatives, taken together with the opportunities identified to date in our comprehensive financial and operational review, will help us drive long-term and sustainable shareholder value.”

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Financial and Operational Review Update

“During the fourth quarter of 2019, Resideo’s board of directors formed a strategic and operational committee tasked with spearheading a comprehensive financial and operational review of the entire business,” said Teich, the chairman of the committee. “We are today announcing a comprehensive, multi-year, multi-phase program with three areas of focus to drive value in the long-term:

•	Revenue and Gross Margin Growth;
•	Selling, General & Administrative (SG&A) Optimization; and,
•	Structural Efficiency and Working Capital Management.

We have identified specific opportunities and developed a detailed implementation plan for the first phase, which largely includes SG&A cost savings and direct and indirect spend reductions.” Teich continued, “We believe that the initiatives announced today will lay a foundation to deliver improved performance as the company renews its focus on its core competencies and implements the first phase of these executable and impactful initiatives. We are poised to further develop and begin executing the second phase of our multi-year plan, which we believe will position Resideo for sustainable success.”

The company expects this program to deliver $30—$40 million of incremental adjusted EBITDA for 2020 and $80—$120 million of incremental adjusted EBITDA in 2021. Overall, the total program is expected to drive greater than $200 million of incremental adjusted EBITDA in 2022 and beyond.

Teich concluded, “Moving forward, we have an industry-leading global distribution business and an attractive Products & Solutions portfolio with strong relationships and brand equity among professional installers. While the execution of our financial and operational review is in the early stages, there are clearly significant opportunities for improvement, particularly in the Products & Solutions business. We are building momentum and expect the opportunities we have identified and actions we are taking will provide meaningful financial benefits, expand over time, strengthen our long-term growth profile and best position Resideo to deliver increased returns to our shareholders.”

Fourth-Quarter Performance

Consolidated revenue increased 3% on a GAAP basis and 4% on a constant currency basis year-over-year. GAAP performance was driven by robust 10% growth in ADI partially offset by a 4% reduction in Products & Solutions. Adjusted EBITDA declined $34 million, or 25% year-over-year, driven by a 28% reduction in Products & Solutions partially offset by an 18% increase in ADI.

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ADI Global Distribution revenue increased by 10% on both a GAAP and constant currency basis year-over-year. Segment performance was driven by solid growth across multiple key product lines and a stronger product mix driven by security and video surveillance product lines. Segment adjusted EBITDA increased year-over-year by 18% as SG&A costs grew at a lower rate than revenue.

Products & Solutions revenue decreased by 4% on a GAAP basis and 3% on a constant currency basis year-over-year, driven by declines in the Comfort and Residential Thermal Solutions (RTS) businesses. Segment adjusted EBITDA for the fourth quarter decreased year-over-year by 28% mainly due to negative product and channel mix, inventory write-offs, revenue declines and higher-than-expected production costs.

Full-Year 2019 Performance

Full-year consolidated revenue increased 3% on a GAAP basis and 5% on a constant currency basis. GAAP performance was driven by ADI revenue growth of 6% and flat revenues for Products & Solutions. Adjusted EBITDA declined $137 million, or 27%, driven by a 32% reduction in Products & Solutions partially offset by a 15% increase in ADI.

ADI delivered consistently strong performance during 2019. The Products & Solutions business experienced a number of challenges during the year, particularly in the third and fourth quarters, that negatively impacted performance across its product lines.

ADI Global Distribution full-year revenue increased by 6% on a GAAP basis and 7% on a constant currency basis. Segment revenue performance in 2019 was driven by continued growth in security, fire and life safety and professional audio-visual systems product lines. Segment adjusted EBITDA increased by 15%. Performance for the full year was largely driven by increased volume and productivity, net of inflation.

Products & Solutions full-year revenue was flat on a GAAP basis and increased by 2% on a constant currency basis, driven by increases in the Security business and the first-quarter launch of a new residential security platform, offset by declines in the Comfort and RTS businesses. Segment adjusted EBITDA for the full year decreased 32% due to unfavorable product mix, inventory write-offs, production cost increases, product rebates and the license fee paid to Honeywell associated with the Trademark License Agreement, which was only reflected in the 2018 results for the post-spin-off period.

Full-Year Guidance

For full-year 2020, Resideo currently expects to generate revenue growth of 2%—4%, driven by mid-single-digit percentage growth in ADI and flat to low-single-digit percentage growth in Products & Solutions.

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Full-year 2020 adjusted EBITDA is currently expected to be in the range of $420 - $450 million. This adjusted EBITDA guidance reflects improved performance in Resideo’s base business and $30 - $40 million of benefits as outlined above from the actions taken during the first phase of the financial and operational review.

Conference Call

Resideo will hold a conference call with investors on Feb. 27, 2020, at 8:30 a.m. EST. To join the conference call, please dial 888-599-8688 (domestic) or +1 323-994-2135 (international) approximately 10 minutes before it starts. Please mention to the operator that you are dialing in for Resideo’s fourth-quarter 2019 earnings call or provide the conference code 841154. A replay of the conference call will be available from 12:30 p.m. EST Feb. 27, 2020, until 12:30 p.m. EST March 5, 2020, by dialing 888-203-1112 (domestic) or +1-719-457-0820 (international). The access code is 8157361.

A real-time audio webcast of the presentation will be accessible at https://investor.resideo.com, where related materials will be posted before the webcast, and a replay of the webcast will be available for 30 days following the presentation.

About Resideo

Resideo is a leading global provider of critical comfort, residential thermal solutions and security solutions primarily in residential environments. Building on a 130-year heritage, Resideo has a presence in more than 150 million homes, with 15 million systems installed in homes each year. We continue to serve more than 110,000 contractors through leading distributors, including our ADI Global Distribution business, which exports to more than 100 countries from more than 200 stocking locations around the world. For more information about Resideo, please visit www.resideo.com.

Contacts:
Media:	Investors:
Annalise Helms	Matt Giordano
(763) 777-4334	(516) 577-7932
annalise.helms@resideo.com	investorrelations@resideo.com

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Table 1: SUMMARY OF FINANCIAL RESULTS – SEGMENT

($ millions)

	4Q 2019	4Q 2018	% Change	YTD 2019	YTD 2018	% Change
Products & Solutions
Revenue (1)	575	602	-4%	2,175	2,169	0%
Constant Currency (Non-GAAP)			-3%			2%
Segment Adjusted EBITDA (2)	92	127	-28%	314	460	-32%
ADI Global Distribution
Revenue	729	664	10%	2,813	2,658	6%
Constant Currency (Non-GAAP)			10%			7%
Segment Adjusted EBITDA (2)	47	40	18%	188	164	15%
Total Company
Revenue	1,304	1,266	3%	4,988	4,827	3%
Constant Currency (Non-GAAP)			4%			5%
Adjusted EBITDA (Non-GAAP) (3)	104	138	-25%	362	499	-27%

(1) Represents Product & Solutions revenue, net of intersegment revenue of $84 million and $312 million for the three and twelve months ended December 31, 2019 and $69 million and $305 million for the three and twelve months ended December 31, 2018, respectively. ADI Global Distribution does not have any intersegment revenue.

(2) Excludes $6 million and $15 million of estimated stand-alone costs for the three months ended December 31, 2018 and the twelve months ended December 31, 2018, respectively, which is included in Adjusted EBITDA (Non-GAAP).

(3) Table 5 includes a Reconciliation of Net Income to Non-GAAP measures.

Table 2: CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS

(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(Dollars in millions except share and per share data)
Net revenue	$1,304	$1,266	$4,988	$4,827
Cost of goods sold	1,012	936	3,798	3,461

Gross Profit	292	330	1,190	1,366
Selling, general and administrative expenses	220	225	932	873

Operating profit	72	105	258	493
Other expense, net	64	49	118	369
Interest expense	18	18	69	20

Income (loss) before taxes	(10)	38	71	104
Tax (benefit) expense	(1)	22	35	(301)

Net (loss) income	$(9)	$16	$36	$405

Weighted Average Number of Common Shares Outstanding (in thousands)
Basic	122,843	122,499	122,722	122,499
Diluted	122,843	122,999	123,238	122,624
(Loss) Earnings Per Share
Basic	$(0.07)	$0.13	$0.29	$3.31
Diluted	$(0.07)	$0.13	$0.29	$3.30

Table 3: CONSOLIDATED BALANCE SHEET (UNAUDITED)

	December 31,
	2019	2018
	(Dollars in millions, shares in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$122	$265
Accounts receivables – net	817	821
Inventories – net	671	628
Other current assets	175	95

Total current assets	1,785	1,809
Property, plant and equipment – net	316	300
Goodwill	2,642	2,634
Other intangible assets – net	127	133
Other assets	258	96

Total assets	$5,128	$4,972

LIABILITIES
Current liabilities:
Accounts payable	$920	$964
Current maturities of long-term debt	22	22
Accrued liabilities	552	503

Total current liabilities	1,494	1,489
Long-term debt	1,158	1,179
Obligations payable to Honeywell	594	629
Other liabilities	280	142
EQUITY
Common stock, $0.001 par value, 700,000 shares authorized, 123,488 and 122,873 shares issued and outstanding as of December 31, 2019, 122,967 and 122,499 shares issued and outstanding as of December 31, 2018, respectively	—	—
Additional paid-in capital	1,761	1,720
Treasury stock, at cost	(3)	—
Retained earnings	38	2
Accumulated other comprehensive loss	(194)	(189)

Total equity	1,602	1,533

Total liabilities and equity	$5,128	$4,972

Table 4: CONSOLIDATED AND COMBINED STATEMENT OF CASH FLOWS

(UNAUDITED)

	Twelve Months Ended December 31,
	2019	2018
Cash flows from operating activities:
Net Income	$36	$405
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	80	66
Restructuring charges, net of payments	6	(4)
Stock compensation expense	25	20
Deferred income taxes	(25)	(323)
Other	18	22
Changes in assets and liabilities:
Accounts receivables	7	(62)
Inventories – net	(44)	(172)
Other current assets	(53)	(27)
Other assets	(15)	(4)
Accounts payable	(38)	231
Accrued liabilities	22	65
Obligations payable to Honeywell	(35)	24
Other liabilities	39	221

Net cash provided by operating activities	23	462

Cash flows (used for) investing activities:
Expenditures for property, plant and equipment and software	(95)	(81)
Cash paid for acquisitions, net of cash acquired	(17)	—
Other	—	7

Net cash used for investing activities	(112)	(74)

Cash flows (used for) financing activities:
Proceeds from long-term debt	—	1,225
Payment of debt facility issuance and modification costs	(4)	(29)
Repayment of long-term debt	(22)	—
Distribution to Honeywell in connection with Spin-Off	—	(1,415)
Net increase in invested equity	—	39
Non-operating obligations from Honeywell, net	(24)	26
Other	(3)	(13)

Net cash (used for) financing activities	(53)	(167)

Effect of foreign exchange rate changes on cash and cash equivalents	(1)	(12)

Net (decrease) increase in cash and cash equivalents	(143)	209
Cash and cash equivalents at beginning of period	265	56

Cash and cash equivalents at end of period	$122	$265

Supplemental cash flow information:
Interest paid	$72	$—
Income taxes paid (net of refunds)	$86	$28
Capital expenditures in accounts payable	$16	$23

Table 5: RECONCILIATION OF NET INCOME (LOSS) (UNAUDITED) TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(Dollars in millions except share and per share data)
Reconciliation of Net income to Adjusted net income (non-GAAP)
Net (loss) income	$(9)	$16	$36	$405
Environmental expense (1)	2	18	2	340
Honeywell reimbursement agreement expense (2)	51	49	108	49
Estimated stand-alone costs (3)	—	5	—	9
Stock compensation expense (4)	3	5	25	20
Restructuring charges	3	—	37	5
Other (5)	48	26	113	27
Income tax adjustments (6)	(15)	3	(46)	(412)

Adjusted net income excluding Honeywell reimbursement agreement payments (Non-GAAP)	83	122	275	443
Assumed cash payments related to Honeywell reimbursement agreement (7)	(35)	(35)	(140)	(140)

Adjusted net income (Non-GAAP)	$48	$87	$135	$303

Adjusted earnings per share (Non-GAAP)
Basic adjusted earnings per share (Non-GAAP)	$0.39	$0.71	$1.10	$2.47
Diluted adjusted earnings per share (Non-GAAP)	$0.39	$0.71	$1.10	$2.47

Reconciliation of Net income to Adjusted EBITDA (non-GAAP)
Net (loss) income	$(9)	$16	$36	$405
Net interest expense	17	14	66	13
Tax (benefit) expense	(1)	22	35	(301)
Depreciation and amortization	25	17	80	66
Environmental expense (1)	2	18	2	340
Honeywell reimbursement agreement expense (2)	51	49	108	49
Estimated stand-alone costs (3)	—	6	—	15
Stock compensation expense (4)	3	5	25	20
Restructuring charges	3	—	37	5
Other (5)	48	26	113	27

Adjusted EBITDA excluding Honeywell reimbursement agreement payments (Non-GAAP)	139	173	502	639
Assumed cash payments related to Honeywell reimbursement agreement (7)	(35)	(35)	(140)	(140)

Adjusted EBITDA (Non-GAAP)	$104	$138	$362	$499

(1)	Represents historical environmental expenses as reported under 100% carryover basis.
(2)	Represents recorded expenses related to the Honeywell reimbursement agreement.
(3)	Represents the difference between our estimate of selling, general and administrative costs as a stand-alone company and historical allocated costs.
(4)	Stock compensation expense adjustment includes only non-cash expenses.
(5)

For the three and twelve months ended December 31, 2019, Other represents $26 million and $80 million of items directly related to the Spin-Off, $8 million and $20 million of consulting fees related to restructuring programs and developments on legal claims that arose prior to Spin-Off, $14 million and $13 million of non-operating expense adjustment which excludes net interest (income), respectively. For the three and twelve months ended December 31, 2018, Other represents $23 million and $23 million in cost directly related to the Spin-Off and $3 and $4 million in other non-operating expense, respectively.

(6)

Represents the tax effect of pre-tax items excluded from Adjusted Net Income and the removal of discrete tax items, including the income tax impacts of the Tax Act. The tax effect of pre-tax items excluded from Adjusted Net Income is computed by adjusting the tax rate to exclude the pre-tax non-GAAP adjustments noted above. The Income Tax Adjustment for the three months ended December 31, 2018 has been revised to use this methodology, rather than statutory tax rates. This change in methodology decreased the Income Tax Adjustment and increased Adjusted Net Income by $49 million for the three months ended December 31, 2018. The change in methodology had no impact on the Income Tax Adjustment or Adjusted Net Income for the twelve months ended December 31, 2018.

(7)

Pursuant to the Honeywell reimbursement agreement, we are responsible to indemnify Honeywell in amounts equal to 90% of payments, which include amounts billed, with respect to certain environmental claims, remediation and, to the extent arising after the Spin-Off, hazardous exposure or toxic tort claims, in each case including consequential damages in respect of specified properties contaminated through historical business operations, including the legal and other costs of defending and resolving such liabilities, less 90% of Honeywell’s net insurance receipts relating to such liabilities, and less 90% of the net proceeds received by Honeywell in connection with (i) affirmative claims relating to such liabilities, (ii) contributions by other parties relating to such liabilities and (iii) certain property sales; such payments will be subject to a cap of $140 million in respect of liabilities arising in any given year (exclusive of any late payment fees up to 5% per annum).

Table 6. RECONCILIATION OF CONSTANT CURRENCY REVENUE % CHANGE

	Three Months Ended December 31, 2019	Twelve Months Ended December 31, 2019
	(Dollars in millions)
Products & Solutions revenue (decline) growth
Net Products & Solutions revenue (decline) growth	$(27)	$6
% Change	-4%	0%
Exclude: Foreign currency translation	-1%	-2%
Constant currency (decline) growth (Non-GAAP)	-3%	2%
ADI Global Distribution revenue growth
Net ADI Global Distribution revenue growth	$65	$155
% Change	10%	6%
Exclude: Foreign currency translation	0%	-1%
Constant currency growth (Non-GAAP)	10%	7%
Total revenue growth
Total revenue growth	$38	$161
% Change	3%	3%
Exclude: Foreign currency translation	-1%	-2%
Constant currency growth (Non-GAAP)	4%	5%

Forward-Looking Statements

This release contains “forward-looking statements.” All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Although we believe that the forward-looking statements contained in this press release are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, those described under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in our Annual Reports on Form 10-K for the years ended December 31, 2018 and December 31, 2019 and other periodic filings we make from time to time with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on these forward-looking statements, such as (i) guidance regarding 2020, (ii) the progress and results of, and our ability to implement the opportunities identified in, the comprehensive operational and financial review (F&O Review), including whether the implementation of the F&O Review will provide meaningful financial benefits in 2020, 2021, 2022 and beyond, which will be impacted by our ability to execute on the revenue and gross margin opportunities identified in the F&O Review, to reduce our selling, general and administrative expenses, and to realize further cost savings by driving structural efficiencies and working capital management, (iii) our ability to address issues that impacted our performance in 2019, including our ability to redesign our product introduction process, enhance our value engineering and cost reduction initiatives for existing product platforms, and enhance our product management capabilities, (iv) whether we can expeditiously conclude our ongoing chief executive officer and chief financial officer searches and retain talented individuals for these roles, (v) our ability to timely and adequately execute on anticipated new product launches, including GRIP and non-connected product launches, (vi) the impact of the purported class action litigation commenced against Resideo and certain of its current and former executive officers, and (vii) our ability to address any disputes that we may have with Honeywell from time to time, including the dispute regarding the Indemnification and Reimbursement Agreement, each of which speak only as of the date of this release. Forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by our forward-looking statements. Except as required by law, we undertake no obligation to update such statements to reflect events or circumstances arising after the date of this presentation, and we caution investors not to place undue reliance on any such forward-looking statements.

Non-GAAP Financial Measures

This release includes Adjusted EBITDA, Adjusted EBITDA excluding Honeywell reimbursement agreement payments, Adjusted Net Income, Adjusted Net Income excluding Honeywell reimbursement agreement payments, adjusted basic and diluted earnings per share, constant currency (decline) growth, and other financial measures not compliant with generally accepted accounting principles in the United States (GAAP). The non-GAAP financial measures are adjusted for certain items above and may not be directly comparable to similar measures used by other companies in our industry, as other companies may define such measures differently. Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends and provide useful additional information relating to our operations and financial condition. These metrics should be considered in addition to, and not as replacements for, the most comparable GAAP measure. We believe Adjusted EBITDA excluding Honeywell reimbursement agreement payments, Adjusted Net Income, Adjusted Net Income excluding Honeywell reimbursement agreement payments, adjusted basic and diluted earnings per share, and constant currency (decline) growth are important indicators of operating performance. For reconciliations of these measures to the most directly comparable GAAP financial measures to the extent that they are available without unreasonable effort, please refer to the tables above. They should be read in connection with our financial statements presented in accordance with GAAP.

A reconciliation of Adjusted EBITDA to the corresponding GAAP measure is not available on a forward-looking basis without unreasonable efforts due to the impact and timing on future operating results arising from items excluded from these measures, particularly environmental expense, Honeywell reimbursement agreement expense, stock compensation expense, restructuring expense and other non-operating expense (income).

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